Exhibit 99.1

FOR IMMEDIATE RELEASE

CEMPRA RETAINS MORGAN STANLEY TO LEAD REVIEW OF STRATEGIC BUSINESS OPTIONS

CHAPEL HILL, N.C. – March 13, 2017 – Cempra, Inc. (Nasdaq: CEMP), a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for the acute care and community settings to meet critical medical needs in the treatment of infectious diseases, today announced that the company has retained Morgan Stanley & Co. LLC as financial advisor to the company and to lead its recently announced process to review strategic business options.

The goal of this process is for Cempra to determine the best use of its significant cash resources and clinical programs to deliver value to patients and shareholders through internal and/or potential external opportunities. As of December 31, 2016, Cempra had cash and equivalents of $231.6 million.

The company has not set a timetable for this process. No decision has been made as to whether the company will engage in a transaction or transactions and there can be no assurance that the review of strategic business options will result in any transaction, or the terms or timing of any potential transaction. The company does not intend to discuss or disclose further developments during this process unless and until its board of directors has approved a specific action or otherwise determined that further disclosure is appropriate.

About Cempra, Inc.

Cempra, Inc. is a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for the acute care and community settings to meet critical medical needs in the treatment of infectious diseases. Cempra’s two lead product candidates are currently in advanced clinical development. Solithromycin has been evaluated in two phase 3 clinical trials for community-acquired bacterial pneumonia (CABP). Cempra is currently seeking approval for both intravenous and oral capsule formulations from the U.S. Food and Drug Administration and the European Medicines Agency. Solithromycin is licensed to strategic commercial partner Toyama Chemical Co., Ltd., a subsidiary of FUJIFILM Holdings Corporation, for certain exclusive rights in Japan. Cempra is contracted with BARDA for the development of solithromycin for pediatric use and has commenced enrollment in a global Phase 2/3 trial to evaluate the safety and efficacy of solithromycin versus standard of care antibiotics in children and adolescents from two months to 17 years of age. Solithromycin is also in development for uncomplicated urogenital urethritis caused by Neisseria gonorrhoeae or chlamydia. Fusidic acid is Cempra’s second product candidate, which has completed a phase 3 trial comparing fusidic acid to linezolid in patients with acute bacterial skin and skin structure infections (ABSSSI).

Cempra also has an ongoing exploratory study of fusidic acid for chronic oral treatment of refractory infections in bones and joints. Both products seek to address the need for new treatments targeting drug-resistant bacterial infections in the hospital and in the community. Cempra is also studying solithromycin for ophthalmic conditions and has synthesized novel macrolides for non-antibiotic uses such as the treatment of chronic inflammatory diseases, endocrine diseases and gastric motility disorders. Cempra was founded in 2006 and is headquartered in Chapel Hill, N.C. For additional information about Cempra please visit www.cempra.com.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the risk that we may be unable to identify, negotiate, enter into or consummate strategic business transactions on terms favorable to us or at all; our and our strategic partners’ prospects; our ability to obtain FDA and foreign regulatory approval of solithromycin as a treatment for community-acquired bacterial pneumonia; our and our strategic commercial partners’ ability to obtain FDA and foreign regulatory approval of our product candidates; and results of our and our strategic commercial partners’ pre-clinical studies and clinical trials, which are not predictive of results from subsequent clinical trials for any possible therapy. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

Contact:

John Bluth

Cempra, Inc.

(984) 209-4534

jbluth@cempra.com

Investor Contact:

Robert H. Uhl

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

Media Contacts:

Melyssa Weible

Elixir Health PR

(201) 723-5805

mweible@elixirhealthpr.com

###